Exhibit 16.1


                        ARMANDO C. IBARRA, CPA LETTERHEAD



August 10, 2006


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K of Hornby International, Inc. dated August 8, 2006 and are in agreement with the statements concerning our firm contained therein. We are not in a position to agree or disagree with the statements in Item 4.01 regarding the engagement of Chang G. Park, CPA.

                                              Yours truly,

                                              /s/ Armando C. Ibarra
                                              Armando C. Ibarra, CPA